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                                                                    EXHIBIT 10.4


                           INDUSTRIAL LEASE AGREEMENT


     THIS LEASE AGREEMENT (the "Lease") is made as of the "Lease Date" (as defined in Section 37 herein) by and between SHELBY DRIVE CORPORATION, a Florida corporation ("Landlord"), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).


                              W I T N E S S E T H:

     1. Basic Lease Provisions. The following constitute the basic provisions of this Lease:

        (a) Demised Premises Address: 4650 Shelby Drive
                                      Memphis, Tennessee 38118

        (b) Demised Premises Square Footage: approximately 442,184 sq. ft.

        (c) Building Square Footage: approximately 442,184 sq. ft.

        (d) Annual Base Rent:

                     Lease Year 1              $1,308,864

                     Lease Year 2              $1,308,864

                     Lease Year 3              $1,308,864

                     Lease Year 4              $1,308,864

                     Lease Year 5              $1,308,864

        (e) Monthly Base Rent Installments:

                     Lease Year 1              $109,072

                     Lease Year 2:             $109,072

                     Lease Year 3              $109,072

                     Lease Year 4              $109,072

                     Lease Year 5              $109,072

        (f) Lease Commencement Date: September 1, 1999

        (g) Base Rent Commencement Date: September 1, 1999

        (h) Expiration Date: August 31, 2004

        (i) Term: 5 years

        (j) Tenant's Operating Expense Percentage: 100%

        (k) Security Deposit: Not Applicable

        (l) Permitted Use: Office and partially automated storage and distribution of non-toxic products

        (m) Address for notice:

            Landlord:        Shelby Drive Corporation
                             c/o L&B Realty Advisors, Inc.
                             8750 N. Central Expressway
                             Suite 800
                             Dallas, Texas  75231
                             Attn: Ed Daley

            With a copy to:  Shelby Drive Corporation
                             c/o IDI Services Group, Inc.
                             3424 Peachtree Road, Suite 1500
                             Atlanta, Georgia 30326



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            Tenant:          Priority Fulfillment Services, Inc.
                             500 North Central Expressway
                             Plano, Texas 75074
                             Attn:  Mark C. Layton, Chief Executive Officer

        (n) Address for rental payments:

                             Shelby Drive Corporation
                             c/o IDI Services Group, Inc.
                             3424 Peachtree Road, N.E.
                             Suite 1500
                             Atlanta, Georgia 30326

        (o) Broker(s):       Commercial Tennessee
                             3175 Lennox Park Blvd., Suite 100
                             Memphis, Tennessee  38115
                             Attn: Wyatt A. Aiken

        (p) Guarantor:       Daisytek International Corporation

     2. Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the "Demised Premises", as outlined on Exhibit A attached hereto and incorporated herein: approximately 442,184 square feet of space, having an address as set forth in Section 1(a), comprising all of Building I (the "Building"), which is located on that certain parcel of land described on Exhibit B attached hereto and incorporated herein (the "Land"), within Southpark (the "Project"), in Shelby County, Tennessee, together with the right to use and enjoy the Building Appurtenance Area (as hereinafter defined).

     3. Term. To have and to hold the Demised Premises for a preliminary term (the "Preliminary Term") commencing on the Lease Date and ending on the Lease Commencement Date as set forth in Section 1(f), and a primary term (the "Primary Term") commencing on the Lease Commencement Date and terminating on the Expiration Date as set forth in Section 1(h), as the Lease Commencement Date and the Expiration Date may be revised pursuant to Section 17 (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the "Term"). The term "Lease Year" shall mean each one (1) year period of the Term (or portion thereof if the last Lease Year of the Term is less than one (1) full year) beginning on the Lease Commencement Date, and each anniversary thereof, and ending on the day immediately prior to the next succeeding anniversary of the Lease Commencement Date.

     4. Base Rent. Tenant shall pay to Landlord at the address set forth in
Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis (i) for the period between the Base Rent Commencement Date and the first day of the following calendar month (which pro rata payment shall be due and payable on the Base Rent Commencement Date), and (ii) for the last partial month of the Term, if applicable. No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

     5. Intentionally Omitted.

     6. Operating Expenses and Additional Rent.

        (a) Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined). "Operating Expenses" shall be defined as all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep (i) the Building, and
(ii) the driveways, parking areas, truck courts, and other improvements (other than the Building) located on the Land, and serving the Demised Premises (collectively, the "Building Appurtenance Area") in good order, condition and repair, including but not limited to, utilities for the Building and the Building Appurtenance Area, expenses associated with the driveways and parking areas (including sealing and restriping, and snow, trash and ice removal), security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Building

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pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants (including, without limitation, such dues and assessments payable pursuant to the Declaration of Protective Covenants for the Project, as amended from time to time in accordance with the terms thereof (the "Protective Covenants")) or development standards, property management fees, all real property taxes and special assessments imposed upon the Building and the Building Appurtenance Area, all costs of insurance paid by Landlord with respect to the Building and the Building Appurtenance Area and cost of improvements to the Building and the Building Appurtenance Area required by any law, ordinance or regulation applicable to the Building and the Building Appurtenance Area generally. Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section (10)(b) or advertising, marketing or commission expenses. Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building or the Building Appurtenance Area or are made with respect to improvements made to comply with laws, ordinances or regulations as described above. Operating Expenses shall be accounted for in accordance with generally accepted accounting principles. The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as "Tenant's Operating Expense Percentage" and set forth in Section 1(j)). Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty
(30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder. The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease. If the Lease Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant's proportionate share of the Operating Expenses for such calendar year shall be apportioned prorata.

        (b) Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Base Rent Commencement Date.

        (c) If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

     7. Use of Demised Premises.

        (a) The Demised Premises shall be used for the Permitted Use set forth in Section 1(l) and for no other purpose without Landlord's consent, which consent shall not be unreasonably withheld.

        (b) Tenant will permit no liens to attach or exist against the Demised Premises.

        (c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of the Building or an adjoining premises. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

        (d) Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of the fire and extended coverage insurance policy required hereunder. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only,

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Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees.

        (e) In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Appurtenance Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent, provided Tenant is given reasonable prior notice of such impending increase and an opportunity to cease or modify such use.

     8. Insurance.

        (a) Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

            (i) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $1,000,000.00 and to have general aggregate limits of not less than $2,000,000.00 with "umbrella" coverage with limits of not less than $5,000,000.00 for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

            (ii) Insurance covering (A) all of the items included in the leasehold improvements constructed in the Demised Premises by or at the expense of Landlord (collectively, the "Improvements"), including but not limited to demising walls and the heating, ventilating and air conditioning system and (B) Tenant's trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value (or such percentage below 100% which assures full payment by the insurer of any claim) from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the Improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of
Section 20.

        (b) All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than "A," and financial size of not less than Class X, in the most current available "Best's Insurance Reports", and licensed to do business in the state in which the Building is located. Each and every such policy:

            (i) shall name Landlord and Lender (as defined in Section 24) as an additional insured. In addition, the coverage described in Section 8(a)(ii)(A) relating to the Improvements shall also name Landlord as "loss payee";

            (ii) shall be delivered to Landlord, in the form of an insurance certificate acceptable to Landlord as evidence of such policy, prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

            (iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least fifteen (15) days notice in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

            (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

        (c) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

        (d) Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried

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hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto shall use reasonable efforts to cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be.

     9. Utilities. During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises. To the extent reasonably possible, such utilities shall be separately metered and billed to Tenant. Any utilities which are not separately metered shall be billed to Tenant by Landlord at Landlord's actual cost. In the event Tenant's use of any utility not metered is in excess of the average use by other tenants, Landlord shall have the right to install a meter for such utility, at Tenant's expense, and bill Tenant for Tenant's actual use. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant's next due payment as Additional Rent.

     10. Maintenance and Repairs.

         (a) Tenant shall, at its own cost and expense, maintain in good condition and repair the interior of the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, floors (including floor slabs), ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance and repair as is the obligation of Landlord pursuant to Section 10(b). During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty
(30) days prior to the expiration of the existing service contract. Tenant's obligation shall exclude any maintenance and repair required because of the act or negligence of Landlord, its employees, contractors or agents, which shall be the responsibility of Landlord.

         (b) Landlord shall, at its own cost and expense, maintain in good condition and repair the roof, foundation (beneath the floor slab) and structural frame of the Building. Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or Tenant's agents, contractors, employees and invitees (collectively, "Tenant's Affiliates"), the cost of which shall be the responsibility of Tenant.

         (c) Except to the extent the same is caused by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises unless caused by the negligent action or inaction of Landlord, costs of which shall be the responsibility of Landlord.

     11. Tenant's Personal Property; Indemnity. Except as otherwise set forth in this paragraph, all of Tenant's personal property in the Demised Premises shall be and remain at Tenant's sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons. Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except to the extent caused by the negligence of Landlord, its agents, employees and contractors. Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, attorneys' fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose from the negligence of Landlord, its agents, employees or contractors. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination. The foregoing shall not release Landlord from liability relating to the act or negligence of Landlord, costs of which shall be Landlord's responsibility.

     12. Tenant's Fixtures. Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided no Event of Default, as defined Section 22, then exists; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures.

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     13. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises. Notwithstanding the foregoing, Tenant shall have the right to affix one (1) identification sign to the exterior of the Demised Premises or to a free-standing "monument sign" in a location reasonably approved by Landlord, provided (a) the dimensions of the sign do not exceed the dimensions (length, width and height) of the sign installed by Starter Corporation and existing at the Demised Premises as of the Lease Date, and (b) Tenant and such sign otherwise comply with the terms and conditions of this Section 13. Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant's sole cost and expense.

     14. Intentionally Omitted.

     15. Governmental Regulations. Tenant shall promptly comply throughout the Term, at Tenant's sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, "Governmental Requirements") relating to (a) all or any part of the Demised Premises, and (b) to the use or manner of use of the Demised Premises and the Building Appurtenance Area. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises. Without limiting the foregoing, if as a result of one or more Governmental Requirements it is necessary, from time to time during the Term, to perform an alteration or modification of the Demised Premises (a "Code Modification") which is made necessary as a result of the specific use being made by Tenant of the Demised Premises, then such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement and with Section 18 hereof. If as a result of one or more Governmental Requirements it is necessary from time to time during the Term to perform a Code Modification which (i) would be characterized as a capital expenditure under generally accepted accounting principles and (ii) is not made necessary as a result of the specific use being made by Tenant of the Demised Premises, then (a) Landlord shall have the obligation to perform the Code Modification at its expense, (b) the cost of such Code Modification shall be amortized on a straight-line basis over the useful life of the item in question, as reasonably determined by Landlord, and (c) Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder) for the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof. Tenant shall promptly send to Landlord a copy of any written notice received by Tenant requiring a Code Modification.

     16. Environmental Matters.

         (a) For purposes of this Lease:

             (i) "Contamination" as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Appurtenance Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

             (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time.

             (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ["RCRA"]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

         (b) Landlord represents that, except as revealed to Tenant in writing by Landlord, to Landlord's actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor, to Landlord's actual knowledge, has any predecessor owner of the Demised Premises.

         (c) Tenant covenants that all its activities, and the activities of Tenant's Affiliates (as defined in Section 10(b)), on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws arising out of its activities on or within the Demised Premises. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant warrants that it has obtained all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

         (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project in violation of any Environmental Laws without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises. For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Project.

         (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant's Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

         (f) Regardless of any consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.

         (g) Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all reasonable and actual expense, loss, and liability suffered by Landlord (except to the extent that such expenses, losses, and liabilities arise out of Landlord's own negligence or willful act), by reason of the storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant's Affiliates or by reason of Tenant's breach of any of the provisions of this
Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building, or the Project; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances;
(iv) any and all fines, penalties or other sanctions assessed upon Landlord; and
(v) any and all legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

     17. Construction of Demised Premises. Tenant hereby expressly acknowledges and agrees that it shall accept, and shall be deemed to have accepted, the Demised Premises AS IS, WHERE IS, and as suitable for the purposes for which the same are leased hereby and, upon request by Landlord, shall execute and deliver to Landlord a letter of acceptance in which Tenant (i) accepts the Demised Premises AS IS, WHERE IS and (ii) confirms that the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date remain as set forth in
Section 1, or if revised pursuant to the terms hereof, setting forth such dates as so revised.

     18. Tenant Alterations and Additions.

         (a) Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a "Tenant's Change"), without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not to unreasonably withhold) and Lender's prior written consent (if such consent is required). As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord's approval or disapproval, which approval shall not be unreasonably withheld. All Tenant's Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant's Changes. If Landlord at the time of giving its approval to any Tenant's Change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sole cost and expense and upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant's Change. No Tenant's Change shall be structural in nature or impair the structural strength of the Building. Tenant shall pay the full cost of any Tenant's Change. Except as otherwise provided herein and in Section 12 hereof, and except as agreed upon by the parties at the time a Tenant's Change is approved, all Tenant's Changes shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

         (b) To the extent permitted by law, all of Tenant's contracts and subcontracts for such Tenant's Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein other than Tenant's leasehold interest in the Demised Premises, and that all subcontracts let thereunder shall contain the same provision. Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless against all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Tenant shall not permit the Demised Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises, Tenant shall promptly discharge the same; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within fifteen days after demand, such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord's interest in the Demised Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any attorneys' fees, paralegals' fees and any and all costs associated therewith, including litigation through all trial and appellate levels and any costs in posting bond to effect a discharge or release of the lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located.

     19. Services by Landlord. Landlord shall be responsible for providing for maintenance of the Building Appurtenance Area, and, except as required by
Section 10(b) hereof, Landlord shall be responsible for no other services whatsoever. Tenant, by payment of Tenant's share of the Operating Expenses, shall pay Tenant's pro rata share of the expenses incurred by Landlord hereunder.

     20. Fire and Other Casualty. In the event the Demised Premises are damaged by fire or other casualty, Landlord agrees to promptly restore and repair the Demised Premises at Landlord's expense, including the Improvements to be insured by Tenant but only to the extent Landlord receives insurance proceeds therefor, including the proceeds from the insurance required to be carried by Tenant on the Improvements (provided that Landlord shall be responsible for any deductible under Landlord's insurance policies). Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within ninety (90) days after the date of such damage; or (ii) destroyed by a casualty which is covered by Landlord's insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises reasonably acceptable to Tenant, then Landlord shall give written notice to Tenant of such determination (the "Determination Notice") within sixty (60) days of such casualty. Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant's receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, make such repair or restoration of the Demised Premises to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises). Base Rent and Additional Rent shall proportionately abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.

     21. Condemnation.

         (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, or if a portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Landlord, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which the Demised Premises are not usable by Tenant. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall be repaid by Landlord to Tenant on the date such apportioned payment is made, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party under this Lease which has accrued on or prior to such termination date shall survive.

         (b) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent according to the value of the Demised Premises before and after the taking.

         (c) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's leasehold estate, moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award.

     22. Tenant's Default.

         (a) The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

             (i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than ten (10) days after Landlord gives written notice to Tenant of such failure;

             (ii) intentionally omitted;

             (iii) if the Demised Premises become deserted or abandoned for more than thirty (30) consecutive days;

             (iv) if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails to discharge or bond such lien, or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

             (v) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

             (vi) if any petition is filed by or against Tenant under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within ninety (90) days of commencement), or if any order for relief shall be entered against Tenant in any such proceedings;

             (vii) intentionally omitted;

             (viii) if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant, which appointment is not vacated within sixty (60) days following the date of such appointment; or

             (ix) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

         (b) Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 22):

             (i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

             (ii) Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of
(A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the "Remaining Term"), over (B) the aggregate fair market rental value of the Demised Premises for the Remaining Term (which excess, if any shall be discounted to present value at the "Treasury Yield" as defined below for the Remaining Term); plus (2) the costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate fair market rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

             (iii) Intentionally Omitted

             (iv) Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof. Any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's negligence. Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

             (v) Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Demised Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

             (vi) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as an Event of Default exists under this Lease; or

             (vii) With or without terminating this Lease, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; or

             (viii) Pursue such other remedies as are available at law or equity.

         (c) If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

         (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

         (e) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

         (f) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

     23. Landlord's Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times for the purposes of inspecting the Demised Premises and Tenant's compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right upon reasonable notice to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser or mortgagee thereof, or, during the last six (6) months of the Term, to any prospective tenant thereof.

     24. Lender's Rights.

         (a) For purposes of this Lease:

             (i) "Lender" as used herein means the current holder of a Mortgage;

             (ii) "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

         (b) Except as hereinafter provided, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage. Tenant's subordination hereunder shall be conditioned upon entering into a subordination, nondisturbance and attornment agreement with the Mortgagee, reasonably acceptable to Tenant and consistent with this Paragraph 24.

         (c) Tenant shall, in confirmation of the subordination set forth in
Section 24(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute, acknowledge, and deliver to

Landlord or to Lender any and all instruments reasonably acceptable to Tenant requested by either of them to evidence such subordination.

         (d) At any time during the Term, Lender may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage. If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lender, any and all instruments reasonably acceptable to Tenant that may be necessary to make this Lease superior to the lien of any Mortgage.

         (e) If Lender (or Lender's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease, or (iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

         (f) In the event there is a Mortgage at any time during the Term, Landlord shall use reasonable efforts to cause the Lender to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 24.

     25. Estoppel Certificate. Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested by Landlord and approved by Tenant, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

     26. Landlord Liability. No owner of the Demised Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease. In the event Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Building.

     27. Notices. Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iii) delivered by licensed overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

     28. Brokers. Tenant represents and warrants to Landlord that, except for those parties set forth in Section 1(o) (the "Brokers"), Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Tenant hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

     29. Assignment and Subleasing. Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold or delay. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

     30. Termination or Expiration.

         (a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

         (b) Except as provided in Section 18 above, at the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

         (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at 125% of the Base Rent in effect at the end of the Term for sixty (60) days, and thereafter at one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law. In addition to the foregoing, Tenant shall be liable for all costs incurred by Landlord in enforcing the provisions of this Section 30. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant's right of possession.

     31. Intentionally Omitted.

     32. Late Payments. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid within ten (10) days after the date when due, Tenant shall pay interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the "Interest Rate") to defray the additional expenses incurred by Landlord in processing such payment.

     33. Rules and Regulations. Tenant agrees to abide by the rules and regulations set forth on Exhibit D attached hereto, as well as other rules and regulations reasonably promulgated by Landlord from time to time, so long as such rules and regulations are uniformly enforced against all tenants of Landlord in the Project and reasonably acceptable to Tenant.

     34. Quiet Enjoyment. So long as Tenant has not committed an Event of Default hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term.

     35. Miscellaneous.

         (a) The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, set-off, counterclaim, defense or deduction whatsoever, except as set forth in Exhibit C attached hereto.

         (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

         (d) Time is of the essence of this Lease.

         (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

         (f) This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

         (g) This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

         (h) Except to the extent required by any governmental agency in connection with meeting the requirements of the PILOT Program (as defined in Special Stipulation 12 of Exhibit C to this Lease), under no circumstances shall Tenant have the right to record this Lease or a memorandum thereof.

         (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

         (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

         (k) This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

         (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

     36. Special Stipulations. The Special Stipulations, if any, attached hereto as Exhibit C, are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

     37. Lease Date. For purposes of this Lease, the term "Lease Date" shall mean the later date upon which this Lease is signed by Landlord and Tenant.

     38. Authority. If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit E. Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

     39. No Offer Until Executed. The submission of this Lease to Tenant for examination or consideration does not constitute an offer to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant.

     40 Guaranty. It shall be a condition of this Lease that Daisytek International Corporation, a Delaware corporation ("Guarantor"), execute and deliver to Landlord a guaranty in the form attached hereto as Exhibit "F" (the "Guaranty"), pursuant to which Guarantor unconditionally guarantees the performance by Tenant of its obligations hereunder, all as more particularly set forth in the Guaranty.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.



                                       LANDLORD:
Date:
      -----------------------------
                                       SHELBY DRIVE CORPORATION, a Florida
                                       corporation

                                       By:
                                           -------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                       Attest:
                                               ---------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


                                                        [CORPORATE SEAL]

                                       TENANT:
Date:
      -----------------------------
                                       PRIORITY FULFILLMENT SERVICES, INC., a
                                       Delaware corporation

                                       By:
                                           -------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                       Attest:
                                               ---------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                                        [CORPORATE SEAL]

                                   ATTESTATION


Landlord:


STATE OF
         --------------------------
COUNTY OF
          -------------------------

     BEFORE ME, a Notary Public in and for said County, personally appeared __________________________ and _______________________, known to me to be the person(s) who, as ___________________________________ and
____________________________________, respectively, of Landlord, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said company as officers of said company, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said company.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this _____ day of ________________, 19___.



                                       -----------------------------------------
                                       Notary Public
                                       My Commission Expires:


Tenant:


STATE OF
         --------------------------
COUNTY OF
          -------------------------

     BEFORE ME, a Notary Public in and for said County, personally appeared __________________________ and ____________________________ , known to me to be the person(s) who, as ___________________________________ and
____________________________________, respectively, of Priority Fulfillment
Services, Inc., the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this ____ day of ___________________, 19___.



                                       -----------------------------------------
                                       Notary Public
                                       My Commission Expires:

LEASE INDEX

                     Section                       Subject
                     -------                       -------
                        1                          Basic Lease Provisions

                        2                          Demised Premises

                        3                          Term

                        4                          Base Rent

                        5                          Intentionally Omitted

                        6                          Operating Expenses and Additional Rent

                        7                          Use of Demised Premises

                        8                          Insurance

                        9                          Utilities

                       10                          Maintenance and Repairs

                       11                          Tenant's Personal Property; Indemnity

                       12                          Tenant's Fixtures

                       13                          Signs

                       14                          Intentionally Omitted

                       15                          Governmental Regulations

                       16                          Environmental Matters

                       17                          Construction of Demised Premises

                       18                          Tenant Alterations and Additions

                       19                          Services by Landlord

                       20                          Fire and Other Casualty

                       21                          Condemnation

                       22                          Tenant's Default

                       23                          Landlord's Right of Entry

                       24                          Lender's Rights

                       25                          Estoppel Certificate

                       26                          Landlord's Liability

                       27                          Notices

                       28                          Brokers

                       29                          Assignment and Subleasing

                       30                          Termination or Expiration

                       31                          Intentionally Omitted

                       32                          Late Payments

                       33                          Rules and Regulations

                       34                          Quiet Enjoyment

                       35                          Miscellaneous

                       36                          Special Stipulations

                       37                          Lease Date

                       38                          Authority

                       39                          No Offer Until Executed

                       40                          Guaranty

Exhibit "A"  Demised Premises
Exhibit "B"  Land
Exhibit "C"  Special Stipulations
Exhibit "D"  Rules and Regulations
Exhibit "E"  Certificate of Authority
Exhibit "F"  Guaranty

VERSION 4/98

                           INDUSTRIAL LEASE AGREEMENT

                                     BETWEEN

                            SHELBY DRIVE CORPORATION

                                   AS LANDLORD

                                       AND

                       PRIORITY FULFILLMENT SERVICES, INC.

                                    AS TENANT

                                    EXHIBIT A

                                DEMISED PREMISES

                                    EXHIBIT B

                                      LAND

                                    EXHIBIT C

                              SPECIAL STIPULATIONS

     The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the "Lease"), and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.

     1. Operating Expenses.

        (a) Tenant shall have an opportunity, upon reasonable notice, at reasonable times, to review Landlord's records with regard to the calculation of Operating Expenses.

        (b) Notwithstanding the provisions of Paragraph 6 of the Lease, (i) Tenant's annual share of property management fees shall not exceed the amount customarily charged in the Memphis, Tennessee, area by managers of properties similar to the Project, and during the initial Term shall in no event exceed the lesser of (A) two and one-half percent (2.5%) of Annual Base Rent payable to Landlord hereunder, and (B) $0.08 per square foot of space within the Building,
(ii) Operating Expenses shall include attorneys' fees only to the extent they pertain to protesting or otherwise attempting to reduce property taxes assessed against the Building, and (iii) Operating Expenses shall not include federal or state income or franchise taxes imposed on or measured by the income or capital of Landlord.

        (c) As of the Lease Date, the Building, together with the Building Appurtenance Area, comprise 11.807% of the Project for purposes of calculating dues and assessments payable by Landlord (and reimbursed by Tenant pursuant to Section 6(a) of this Lease) under the Protective Covenants.

     2. Use of the Demised Premises. Tenant's use of tractor trailers, forklifts, and other equipment normally used by Tenant pursuant to Paragraph 1(m) of the Lease shall not be deemed to violate Paragraph 7 of this Lease.

     3. Insurance. Landlord agrees to insure the building shell of the Building, which shall include the exterior walls, roof, foundation and structural frame of the Building, against perils included within the standard all risks fire and casualty insurance.

     4. Intentionally Omitted

     5. Environmental Matters.

        (a) Landlord represents as of the Lease Date that (i) Landlord has not treated, stored or disposed of any Hazardous Substances within or upon the Building; (ii) to Landlord's actual knowledge, no party has treated, stored or disposed of Hazardous Substances upon or within the Building, except as may be set forth in the Phase I Environmental Site Assessment Update: Building N Expansion, Southpark Industrial Park in Memphis, Tennessee, dated December, 1994, a copy of which has been received by Tenant; (iii) to Landlord's actual knowledge, the Building contains no asbestos, asbestos-containing materials, or polychlorinated biphenyls (PCBs); (iv) Landlord has received no written notice that the Building is currently or has been in violation of any Environmental Laws; (v) to Landlord's actual knowledge, Landlord has obtained any permits required by Environmental Laws which pertain to Landlord's use of the Building;
(vi) to Landlord's actual knowledge, no underground tanks or underground containers of any kind are located on the Building, or were located on the Building and subsequently moved or filled; and (vii) to Landlord's actual knowledge, the Building is not subject to any judgment, decree, order or citation which relates to or arises out of a violation of any Environmental Law, or that requires Landlord to clean up, remove, or take remedial action or other responsive action pursuant to any Environmental Law relating to the Building.

        (b) Landlord hereby agrees to indemnify and hold harmless Tenant, its permitted subtenants and assigns, from and against any and all reasonable and actual damage, fine, expense, loss, and liability suffered by Tenant (including attorneys fees) by reason of Landlord's breach of the representations set forth in this Special Stipulation 5. In the event of such a breach by Landlord, Landlord shall be responsible for studying, remedying, removing, disposing or otherwise addressing any Hazardous Substances which are upon or within the Demised Premises, the Building or the Project as of the Lease Date and which gave rise to such breach, and Tenant shall not perform such acts unless (i) Tenant is specifically required by applicable law to perform such acts, and (ii) Landlord has failed or refused to perform such acts after having been afforded reasonable notice by Tenant. The indemnity contained herein shall survive the termination or expiration of this Lease for a period of two (2) years after the effective date of such termination or expiration.

        (c) In the event that during the Term the Demised Premises shall be determined to contain Contamination caused by Landlord, and the remediation of such contamination shall cause the Demised Premises to be untenantable for a period of at least ten (10) consecutive days, Tenant, without waiving any other remedy Tenant may have, may by written notice to Landlord, given within five (5) days after the expiration of such 10-day period, terminate this Lease, and Tenant shall thereafter have no further obligations under this Lease except as otherwise expressly provided. Any other provision of this Lease to the contrary notwithstanding, Tenant shall not be obligated to pay Base Rent or Additional Rent for and during such period of untenantability.

     6. Landlord Default. In the event that Tenant shall receive a final, nonappealable judgment against Landlord, its successors or assigns, in a court of competent jurisdiction in the State of Tennessee, as a result of any breach of this Lease, then Tenant, without waiving any other remedy Tenant may have, may offset the amount of any monetary judgment thus obtained, together with Tenant's reasonable attorneys' fees actually incurred in connection with obtaining such judgment, against any installment of Base Rent or Additional Rent coming due to Landlord thereafter.

     7. Landlord Liability. For purposes of Section 26 of the Lease, Landlord shall at all times be deemed to have an equity interest in the Building of at least 25% of the fair market value of the Building, such that in the event Landlord shall fail actually to have such equity interest, Landlord shall have liability in excess of Landlord's equity interest in the Building up to a total liability in an amount which equals 25% of the fair market value of the Building.

     8. Quiet Enjoyment. Landlord agrees that so long as Tenant pays the Minimum Rent and Additional Rent reserved in this Lease and timely performs its obligations hereunder, Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term hereof.

     9. Intentionally Omitted

     10. Extension Option.

         (a) Landlord hereby grants to Tenant one (1) option to extend the Term for a period of four (4) years, such option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least one hundred eighty (180) days prior to (but not more than two hundred ten (210) days prior to) the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the option or at the time the Term would otherwise have expired if the option had not been exercised.

         (b) If Tenant exercises its option to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenant's notice of exercise, notify Tenant in writing of Landlord's reasonable determination of the Base Rent for the Demised Premises, which amount shall be the greater of (i) the Base Rent in effect for the initial Term, and (ii) fair market rent for the Demised Premises, determined by Landlord by taking into account all relevant factors for space of this type in the southeast Memphis, Tennessee area. Tenant shall have thirty
(30) days from its receipt of Landlord's notice to notify Landlord in writing that Tenant agrees with Landlord's determination of the Base Rent and therefore that Base Rent for the Demised Premises for the extended term shall be the Base Rent set forth in Landlord's notice to Tenant. If Tenant does not notify Landlord of such agreement within thirty (30) days of its receipt of Landlord's notice, Tenant shall be deemed to have retracted its option to extend the Term, in which case the Term, as it may have been previously extended, shall expire on its scheduled expiration date and Tenant's option to extend the Term shall be void and of no further force and effect.

         (c) Except for the Base Rent, which shall be determined as set forth in subparagraph (b) above, leasing of the Demised Premises by Tenant for the extended term shall be subject to all of the same terms and conditions set forth in this Lease, including Tenant's obligation to pay Tenant's share of Operating Expenses as provided in this Lease; provided, however, that any improvement allowances, termination rights, rent abatements or other concessions applicable to the Demised Premises during the initial Term shall not be applicable during any such extended term, nor shall Tenant have any additional extension options unless expressly provided for in this Lease. Landlord and Tenant shall enter into an amendment to this Lease to evidence Tenant's exercise of its renewal option. If this Lease is guaranteed, it shall be a condition of Landlord's granting the renewal that Tenant deliver to Landlord a reaffirmation of the guaranty in which the guarantor acknowledges Tenant's exercise of its renewal option and reaffirms that the guaranty is in full force and effect and applies to said renewal.

     11. Sublease. Tenant hereby acknowledges that fee simple title to the Demised Premises is, as of the Lease Date, vested in the Industrial Development Board of the City of Memphis and County of Shelby, Tennessee (the "IDB"), and that Landlord leases the Demised Premises from the IDB pursuant to that certain Lease Agreement between the IDB and Industrial Developments International, Inc., predecessor in interest to Landlord, dated December 8, 1993, and recorded in the real property records of Shelby County, Tennessee as Instrument Number EA 9544, as amended by that certain First Amendment to Lease Agreement dated December 16, 1994, and recorded in the real property records of Shelby County, Tennessee as Instrument Number EV 7310 (as so amended, the "PILOT Lease"). Tenant further acknowledges that this Lease is a sublease subject to the terms and conditions of the PILOT Lease, and that this Lease shall survive and become a prime lease if the Term shall extend beyond the term of the PILOT Lease. Tenant shall execute any and all documents necessary to confirm the status of this Lease as a sublease of the PILOT Lease, and/or of the survival of this Lease beyond the expiration or termination of the PILOT Lease, as applicable.

     12. PILOT Program.

         (a) Landlord's predecessor in interest entered into the PILOT Lease to enable Starter (as hereinafter defined) to reduce or freeze the real estate taxes and other impositions for the Demised Premises by participating in the Payment In Lieu Of Taxes ("PILOT Program") available through the City of Memphis and Shelby County, Tennessee. In connection with Tenant's intended use and occupancy of the Demised Premises, Tenant has applied for, and has been granted by the IDB, the right to participate in the PILOT Program. Landlord hereby agrees to cooperate with Tenant as reasonably necessary to fully implement the PILOT Program in connection with Tenant's lease of the Demised Premises, including, without limitation, executing such amendment to, or restatement of, the PILOT Lease as may be reasonably required with respect thereto (provided the form of such amendment or restatement, or any other document necessary to implement the PILOT Program, is in form reasonably acceptable to Landlord); provided, however, that Landlord shall not be obligated to incur any expenses in connection with such cooperation. Tenant shall promptly reimburse to Landlord any and all of Landlord's expenses related to the PILOT Program, including, but not limited to, attorneys' fees and the cost to update Landlord's leasehold title insurance policy insuring Landlord's interest in the Demised Premises. Landlord shall pass through to Tenant all reductions or abatements applicable to the Demised Premises as a result of Tenant's participation in the PILOT Program.

         (b) Tenant shall review and approve the PILOT Lease, as the same may be hereinafter amended or restated, and shall comply with all terms and conditions thereof. Tenant acknowledges that Additional Rent under this Lease to be paid by Tenant shall include payment of (or reimbursement to Landlord for) any payments Landlord is required to make under the PILOT Lease (as the same may be hereinafter amended or restated). Tenant shall indemnify Landlord from and against all claims, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, which Landlord may suffer as a result of a default under the PILOT Lease (as the same may be hereinafter amended or restated) caused by the acts or omissions of Tenant.

         (c) Notwithstanding anything to the contrary contained herein, provided that this Lease is in full force and effect and Tenant is not in default under this Lease (and has not caused a default under the PILOT Lease), Landlord hereby agrees that Landlord shall (i) comply in all material respect with all obligations of the "Lessee" under the PILOT Lease in order to preserve unto Tenant all of the benefits of the PILOT Program awarded to Tenant, (ii) reasonably cooperate with Tenant in ensuring Tenant's receipt of any notices of default under the PILOT Lease issued by the IDB, and an opportunity to cure any such defaults, and (iii) not exercise any option under the PILOT Lease in favor of Landlord to purchase the Demised Premises prior to the expiration or earlier termination of the PILOT period approved for Tenant by the IDB, without Tenant's prior written consent.

     13. Blanket Insurance. Any insurance provided for in Section 8(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

             (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

             (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

             (iii) the limits of such blanket policy of insurance apply separately to each location covered thereby; and

             (iv) the requirements set forth in Section 8 are otherwise satisfied.

     14. Existing Tenant. Tenant acknowledges that as of the Lease Date, Starter Corporation ("Starter") is the tenant currently occupying the Demised Premises pursuant to a lease between Landlord (or Landlord's predecessor in interest) and Starter (the "Starter Lease"). Starter has filed for bankruptcy and the Official Committee of Unsecured Creditors (appointed in lieu of a trustee) handling the bankruptcy is expected to reject the Starter Lease (the actual date of any such rejection being referred to herein as the "Starter Rejection Date", and the effective date of any such rejection being referred to herein as the "Starter Effective Date"). Landlord agrees to use reasonable good faith efforts to cause Starter to vacate the Demised Premises (except with respect to any personalty or trade fixtures that will remain in the Demised Premises pursuant to a separate agreement between Starter and Tenant) promptly following the later to occur of
(a) the Starter Rejection Date, and (b) the Starter Effective Date (such later date being referred to herein as the "Starter Termination Date"), subject to any orders of the applicable bankruptcy court to the contrary or restrictions or limitations in federal and bankruptcy laws. In the event the Starter Termination Date occurs after September 1, 1999, or in the event Starter refuses or fails to vacate the Demised Premises after the Starter Termination Date (each such event being referred to herein as a "Delay"), the obligations of Tenant hereunder shall remain as set forth herein except that the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date shall be postponed one day for each day of Delay. In the event the Official Committee of Unsecured Creditors elects to accept the Starter Lease, Landlord shall promptly notify Tenant, and this Lease shall terminate effective as of the date of such notification, in which event, this Lease and the obligations of the parties hereunder shall terminate except for such obligations as are to survive any such termination by their express terms. Notwithstanding anything in this Special Stipulation 14 to the contrary, in the event the Official Committee of Unsecured Creditors fails either to accept or to reject the Starter Lease on or before the sixtieth (60th) day following the Lease Date, then either party shall have the right to terminate this Lease, to be exercised by delivering written notice to the other party on or before the seventieth (70th) day following the Lease Date (provided the Official Committee of Unsecured Creditors has not rejected the Starter Lease prior to such party's receipt of such termination notice), and thereafter neither Landlord nor Tenant shall have any further obligation hereunder.

                                    EXHIBIT D

                             RULES AND REGULATIONS


These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

     1. The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.

     2. No awnings or other projections shall be attached to the outside walls of the Building; provided that nothing herein shall prohibit Tenant from installing dock seals or similar devices on or near dock doors.

     3. The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.

     4. No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Demised Premises.

     5. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

     6. No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

     7. Each tenant must, upon the termination of this tenancy, return to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

     8. Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.

     9. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the approval of Landlord, which shall not be unreasonably withheld.

     10. Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord. Trucks and tractor trailers may only be parked at designated areas of the Building. Trucks and tractor trailers shall not block access to the Building.

     11. No tenant shall use any area within the Project for storage purposes other than the interior of the Demised Premises.

                                    EXHIBIT E

                            CERTIFICATE OF AUTHORITY
                                   CORPORATION

     The undersigned, Secretary of Priority Fulfillment Services, Inc., a Delaware corporation ("Tenant"), hereby certifies as follows to Shelby Drive Corporation, a Florida corporation ("Landlord"), in connection with Tenant's proposed lease of premises in Building I, at Southpark, Shelby County, Tennessee (the "Premises"):

     1. Tenant is duly organized, validly existing and in good standing under the laws of the State of ______________, and duly qualified to do business in the State of Tennessee.

     2. That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature:

--------------------     --------------------    ---------------------
      (name)                    (title)               (signature)

--------------------     --------------------    ---------------------
      (name)                    (title)               (signature)

--------------------     --------------------    ---------------------
      (name)                    (title)               (signature)

     3. That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant, at a duly convened meeting held _____________, 19___.


                                       -----------------------------------------
                                       Secretary

                                                    [CORPORATE SEAL]

                                    EXHIBIT F



                                    GUARANTY


     THIS GUARANTY (this "Guaranty"), made and entered into this ___ day of ________, 1999, by DAISYTEK INTERNATIONAL CORPORATION, a Delaware corporation (hereinafter referred to as "Guarantor") in favor of SHELBY DRIVE CORPORATION, a Florida corporation (hereinafter called "Landlord") and any subsequent owner or holder of the Lease (as hereinafter defined).

                                R E C I T A L S :

     Landlord has entered into an Industrial Lease Agreement ("Lease") with PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation ("Tenant"), in which Guarantor has a direct or indirect financial interest or affiliation, which Lease was executed by Tenant on ____________, 1999, and provides for the leasing to Tenant of approximately 442,184 square feet of space, comprising all of Building I within Southpark, in Shelby County, Tennessee; and

     Landlord will not enter into the Lease unless Guarantor guarantees the obligations of Tenant under the Lease as set forth herein; and

     Guarantor derives benefits from the Lease to Tenant.

     NOW THEREFORE, as a material inducement to Landlord to enter into the Lease with Tenant, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged and confessed, Guarantor does hereby, irrevocably and unconditionally, warrant and represent unto and covenant and agree with Landlord as follows:

     1. Guaranty - Guarantor hereby unconditionally guarantees the full, faithful and punctual payment of all rent, additional rent and other amounts due to Landlord under the Lease by Tenant and the full, faithful and punctual performance by Tenant of all the terms, provisions and conditions of the Lease, together with interest or late charges on all of the foregoing as provided in the Lease and all other costs and expenses of collection (all of the foregoing sometimes hereinafter referred to as the "Obligations").

     2. No Discharge - This Guaranty by Guarantor shall continue for the benefit of Landlord notwithstanding (a) any extension, modification, amendment or alteration of the Lease, (b) any assignment of the Lease, with or without the consent of Landlord, (c) any bankruptcy, reorganization, or insolvency of Tenant or any successor or assignee thereof, or (d) any release, extension or modification of the liability of Tenant or any other party liable under the Lease or any other guaranty of the Lease. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment and performance and shall remain in full force and effect notwithstanding, without limitation, the death or incompetency of Guarantor or Tenant, or any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Guarantor or Tenant or by any defense which Tenant may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

     3. Primarily Liable - This Guaranty is a guaranty of payment and not of collection. The liability of Guarantor under this Guaranty shall be joint and several and primary and direct and in any right of action which shall accrue to Landlord under the Lease. Landlord shall have the right, at its option, to proceed against Guarantor (or any one or more parties constituting Guarantor) without having commenced any action, or having obtained any judgment, against Tenant or any other party liable under the Lease or any other guaranty of the Lease.

     4. Default - In the event of a default by Tenant under the Lease, Landlord shall have the right to enforce its rights, powers and remedies under the Lease, any other guaranty of the Lease, and under this Guaranty and all rights, powers and remedies available to Landlord shall be non-exclusive and cumulative of all other rights, powers and remedies under the Lease, any other guaranty of the Lease or under this Guaranty or by law or in equity. The obligations of Guarantor hereunder are independent of the obligations of Tenant or any other guarantor, and Landlord may proceed directly to enforce all rights under this Guaranty without proceeding against or joining Tenant, any other guarantor or any other person or entity. Until all of the Obligations have been performed and paid in full, Guarantor shall have no right of subrogation to Landlord, and Guarantor hereby waives any rights to enforce any remedy which Landlord may have against Tenant.

     5. Waivers - Guarantor expressly waives and agrees not to assert or take advantage of: (a) the defense of the statute of limitations in any action hereunder or in any action for collection of the Obligations, (b) any defense that may arise by reason of the failure of the Landlord to file or enforce a claim against Guarantor or Tenant in bankruptcy or in any other proceeding, (c) any defense based on the failure of Landlord to give notice of the creation, existence or incurring of any new obligations or on the action or non-action of any person or entity in connection with the Obligations, (d) any duty on the part of Landlord to disclose to Guarantor any facts it may know or may hereafter acquire regarding Tenant, (e) any defense based on lack of diligence on the part of Landlord in the collection of any and all of the Obligations, or (f) any demand for payment, presentment, notice of protest or dishonor, notice of acceptance of this Guaranty and any and all other notices or demands to which Guarantor might otherwise be entitled by law.

     6. Subordination; Waiver of Subrogation; Preference and Fraudulent Transfer Indemnity. Any indebtedness (including, without limitation, interest obligations) of Tenant to Guarantor now or hereafter existing shall be, and such indebtedness hereby is, deferred, postponed and subordinated to the Obligations. Guarantor hereby unconditionally and irrevocably agrees that (a) Guarantor will not at any time assert against Tenant (or Tenant's estate in the event Tenant becomes bankrupt or becomes the subject of any case or proceeding under the bankruptcy laws of the United States of America) any right or claim to indemnification, reimbursement, contribution or payment for or with respect to any and all amounts Guarantor may pay or be obligated to pay Landlord, including, without limitation, any and all Obligations which Guarantor may perform, satisfy or discharge, under or with respect to this Guaranty; (b) Guarantor waives and releases all such rights and claims and any other rights and claims to indemnification, reimbursement, contribution or payment which Guarantor, or any of them, may have now or at any time against Tenant (or Tenant's estate in the event Tenant becomes bankrupt or becomes the subject of any case or proceeding under any bankruptcy laws); (c) Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant; (d) Guarantor waives any benefit of, and any right to participate in, any security now or hereafter held by Landlord; and (e) Guarantor waives any defense based upon an election of remedies by Landlord which destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement. The waivers hereunder shall continue and survive after the payment and satisfaction of the Obligations, and the termination or discharge of Guarantor's obligations under this Guaranty. Guarantor further hereby unconditionally and irrevocably agrees and guarantees (on a joint and several basis) to make full and prompt payment to Landlord of any of the Obligations or other sums paid to Landlord pursuant to the Lease which Landlord is subsequently ordered or required to pay or disgorge on the grounds that such payments constituted an avoidable preference or a fraudulent transfer under applicable bankruptcy, insolvency or fraudulent transfer laws; and Guarantor shall fully and promptly indemnify Landlord for all costs (including, without limitation, attorney's fees) incurred by Landlord in defense of such claims of avoidable preference or fraudulent transfer.

     7. Choice of Law - This Guaranty is to be performed in the State of Tennessee and shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its conflicts laws or choice of law rules.

     8. Time of Essence - Time is of the essence of this Guaranty.

     9. Notices - Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, or by nationally-recognized overnight express delivery service, by U. S. registered or certified mail, return receipt requested, postage prepaid to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

        Landlord:         Shelby Drive Corporation
                          c/o L&B Realty Advisors, Inc.
                          8750 N. Central Expressway
                          Suite 800
                          Dallas, Texas  75231
                          Attn:  Ed Daley

        With a copy to:   Shelby Drive Corporation
                          c/o IDI Services Group, Inc.
                          3424 Peachtree Road, Suite 1500
                          Atlanta, Georgia  30326

        Guarantor:        Daisytek International Corporation
                          500 North Central Expressway
                          Plano, Texas  75074
                          Attn:  Mark C. Layton, Chief Executive Officer

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given (a) on the date of delivery, if delivered by hand; or (b) on the date mailed if sent by overnight express delivery or if sent by U.S. mail. Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; or (b) on the date indicated on the return receipt if mailed. If any notice mailed is properly addressed but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

     10. Authority - If Guarantor is not a natural person, Guarantor shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit

A. Guarantor is authorized by all required corporate or partnership action to enter into this Guaranty and the individual(s) signing this Guaranty on behalf of Guarantor are each authorized to bind Guarantor to its terms.

     11. Successors and Assigns - This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their heirs, legal representatives, successors and assigns.


     IN WITNESS WHEREOF, Guarantor has executed under seal and delivered this Guaranty to Landlord on the date and year above first written.


                                       GUARANTOR:

                                       DAISYTEK INTERNATIONAL CORPORATION,
                                       a Delaware corporation

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       Attest:
                                               ---------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------



                                                      [CORPORATE SEAL]

                                    EXHIBIT A

                            CERTIFICATE OF AUTHORITY
                                   CORPORATION

The undersigned, Secretary of daisytek international corporation, a Delaware corporation ("Guarantor"), hereby certifies as follows to SHELBY DRIVE CORPORATION, a Florida corporation ("Landlord"), in connection with the execution of a Guaranty by Guarantor (the "Guaranty) of that certain Industrial Lease Agreement dated _____, 1999 between Landlord and Priority Fulfillment Services, Inc. ("Tenant") (the "Lease") relating to the lease of approximately 442,184 square feet, comprising all of Building I at Southpark, located in Shelby County, Tennessee (the "Premises"):

     1. Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business in the State of Tennessee.

     2. That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Guarantor, a Guaranty of the Lease and that the signature opposite the name of each individual is an authentic signature:

--------------------    --------------------   ---------------------
      (name)                  (title)               (signature)

--------------------    --------------------   ---------------------
      (name)                  (title)               (signature)

--------------------    --------------------   ---------------------
      (name)                  (title)               (signature)

     3. That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Guarantor, at a duly convened meeting held _____________, 19___.



                                       --------------------------------
                                       Secretary

                                               [CORPORATE SEAL]